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                                                                    Exhibit 11.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
New England Zenith Fund:


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of New England Zenith Fund (comprising, respectively, the Back Bay Advisors Bond Income Series, Capital Growth Series, Back Bay Advisors Money Market Series, Westpeak Stock Index Series, Back Bay Advisors Managed Series, Goldman Sachs Midcap Value Series (formerly Loomis Sayles Avanti Growth Series), Westpeak Growth and Income Series, Loomis Sayles Balanced Series, Morgan Stanley International Magnum Equity Series (formerly Draycott International Equity Series), Salomon Brothers U.S. Government Series, Salomon Brothers Strategic Bond Opportunities Series, Davis Venture Value Series, Alger Equity Growth Series and Loomis Sayles Small Cap Series -- the "Series") on Form N-1A (No. 2-83538) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of the respective Series, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




                                             /s/ PRICEWATERHOUSECOOPERS LLP
                                            ----------------------------------
                                            PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 29, 1999